Exhibit 10.1

SECOND AMENDMENT TO THE LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to the Loan and Security Agreement (this “Amendment”) is made effective as of June 21, 2021 (the “Amendment Date”) and made by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and FENNEC PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Bank and Borrower have entered into that certain Loan and Security Agreement, dated as of February 1, 2019 (as amended, supplemented, restated or otherwise modified from time to time, the “ Loan Agreement”) pursuant to which Bank has provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Bank and Borrower desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.       Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.       Section 1.1 of the Loan Agreement is hereby amended by deleting therefrom the definitions of “Draw Period” and “Equity Event” and adding the following definitions therein in alphabetical order:

“Second Amendment Warrant” is that certain Warrant to purchase Parent’s capital stock from and after the Amendment Date until expiry thereof, to be issued by Borrower (subject to the conditions hereof) in favor of the Bank on the Amendment Date.

“Second Amendment Fee In Lieu Of Additional Warrant” is an amount of Forty Two Thousand Six Hundred Dollars ($42,600.00).

“Second Amendment Date” is June 21, 2021.

“Submission Event” is the resubmission by Borrower for final NDA approval from the U.S. Food and Drug Administration for Borrower’s drug candidate currently named PEDMARK on or before June 15, 2021.

“Third Draw Period” is the period commencing of the date of the occurrence of the Revenue Event and ending on the earlier of (i) December 31, 2022 and (ii) the occurrence of an Event of Default; provided, however, that the Third Draw Period shall not commence if on the date of the occurrence of the Revenue Event an Event of Default has occurred and is continuing.

“Term C Loan” is defined in Section 2.2(a)(iii).

3.       Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Approval Event” is the receipt of the final NDA approval by Borrower from the U.S. Food and Drug Administration for Borrower’s drug candidate currently named PEDMARK on or before January 31, 2022.

“First Draw Period” is the period commencing of the date of the occurrence of the Submission Event and ending on the earlier of (i) June 30, 2021 and (ii) the occurrence of an Event of Default; provided, however, that the First Draw Period shall not commence if on the date of the occurrence of the Submission Event an Event of Default has occurred and is continuing.

“Revenue Event” is the achievement by Borrower after the Second Amendment Date of consolidated trailing six- month revenues of at least Eleven Million Dollars ($11,000,000) on or before December 31, 2022, at the end of any fiscal month of Borrower, as reasonably determined by the Bank based on evidence reasonably acceptable to the Bank.

“Second Draw Period” is the period commencing of the date of the occurrence of the Approval Event and ending on the earlier of (i) January 31, 2022 and (ii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Approval Event an Event of Default has occurred and is continuing.

“Term Loan” is defined in Section 2.2(a)(iii).

4.       Section 2.2 of the Loan Agreement is hereby amended and restated as follows:

2.2    Term Loans.

(a)    Availability.

(i)                  Subject to the terms and conditions of this Agreement, during the First Draw Period, Bank shall make a term loan to Borrower in the amount of Five Million Dollars ($5,000,000) (such term loan is hereinafter referred to as “Term A Loan”). After repayment, the Term A Loan may not be re-borrowed.

(ii)                Subject to the terms and conditions of this Agreement, during the Second Draw Period, Bank shall, at the request of the Borrower, make a term loan to Borrower in an aggregate original principal amount equal to up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (such term loan is hereinafter referred to as “Term B Loan”). After repayment, the Term B Loan may not be re-borrowed.

(iii)              Subject to the terms and conditions of this Agreement, during the Third Draw Period, Bank shall, at the request of the Borrower, make a term loan to Borrower in an aggregate original principal amount equal to up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (such term loan is hereinafter referred to as “Term C Loan”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loan, the Term B Loan and the Term C Loan are hereinafter referred to collectively as the “Term Loans”). After repayment, the Term C Loan may not be re-borrowed.

(b)   Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, as calculated by Bank (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of the Term Loans, (2) the effective rate of interest, as determined in Section 2.4(a), and (3) a repayment schedule as determined by the Bank based on the Maturity Date and the Amortization Date (which determination shall be deemed correct absent manifest error). All unpaid principal and accrued and unpaid interest is due and payable in full on the Maturity Date with respect to the Term Loans. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)    Mandatory Prepayments. If any Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank, an amount equal to the sum of: (i) all outstanding principal of all of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Bank’s Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay Bank the Final Payment in respect of the Term Loans.

(d)   Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Term Loans at least thirty (30) days prior to such prepayment, and (ii) pays to the Bank on the date of such prepayment an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Bank’s Expenses and interest at the Default Rate with respect to any past due amounts.

5.       Section 2.5 of the Loan Agreement is hereby amended by removing “and” at the end of Section 2.5(d), replacing “.” at the end of Section 2.5(e) with “; and” and adding the following Section 2.5(f) thereto:

(f) second amendment fee in the amount of $8,400 due on the funding date of the Term A Loan.

6.     Section 3.2 of the Loan Agreement is hereby amended and restated as follows:

3.2       Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2. Furthermore, the making of each Credit Extension shall be subject to the delivery by Borrower to the Bank, to the extent not delivered at the Closing, of duly executed original Secured Promissory Notes and Warrants, in number, form and content acceptable to the Bank, with respect to such Credit Extension made by the Bank after the Closing Date. Furthermore, if the Credit Extension is for Term B Loan or Term C Loan, in addition to all other applicable provisions of this Agreement, Borrower must also have on the Funding Date of the Term B Loan or Term C Loan, as applicable, in accounts maintained with the Bank, unrestricted cash and cash equivalents in an aggregate amount equal to at least nine times the Monthly Cash Burn as calculated on the last date of the immediately preceding month.

7.     Section 6.12 of the Loan Agreement is hereby amended and restated as follows:

6.12     Financial Covenants.

(a)      Commencing on the Closing Date, Borrower shall at all times maintain in accounts held at the Bank, unrestricted cash and cash equivalents in an aggregate amount equal to at least three times the Monthly Cash Burn as calculated on the last date of the immediately preceding month.

(b)      At all times on and after the Funding Date Term C Loan, Parent must satisfy the Seventy Five Percent Test each month, as determined by the Bank on the date of the receipt of the monthly financial statements by the Bank in accordance with Section 6.3 hereof.

8.     The following Section 6.16 is hereby added to the Loan Agreement:

6.16     Approval Event. The Approval Event must occur on or before January 31, 2022.

9.     Exhibit C to the Loan Agreement is hereby amended and restated as set forth on Exhibit A hereto.

10.   Exhibit D to the Loan Agreement is hereby amended and restated as set forth on Exhibit B hereto.

11.     Limitation of Amendment.

a.                 The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which the Bank or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.                This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

12.   To induce the Bank to enter into this Amendment, Borrower hereby represents and warrants to the Bank as follows:

a.                 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

b.                Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.                 The organizational documents of Borrower delivered to the Bank on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Bank, if any, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, will not constitute an event of default under any material agreement with a Person binding on Borrower, or a breach of any provision contained in the Articles of Incorporation or Bylaws of Borrower; and

e.                This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles.

13.    Borrower hereby remises, releases, acquits, satisfies and forever discharges the Bank, its agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Bank (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Bank to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Bank or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

14.    Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

15.    This Amendment shall be deemed effective as of the Amendment Date upon (i) the due execution and delivery to the Bank of this Amendment by each party hereto and (ii) either (A) Borrower’s delivery to Bank a duly executed, issued and authorized Second Amendment Warrant to purchase stock of Parent in such form and substance as is agreed to by the parties, dated as of the Second Amendment Date or (B) Borrower payment to the Bank, on the Second Amendment Date, Second Amendment Fee In Lieu Of Additional Warrant.

16.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

17.    This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Loan and Security Agreement to be executed as of the date first set forth above.

Fennec pharmaceuticals, inc., A delaware corporation

By:	/s/ Robert Andrade

Name:	Robert Andrade

Title:	CFO

Western alliance bank, an arizona corporation

By:	/s/ Alex Augustyn

Name:	Alex Augustyn

Title:	VP, Life Sciences

Exhibit A

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation

FROM:

The undersigned authorized officer of FENNEC PHARMACEUTICALS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Annual financial statements (CPA Audited)	FYE within 90 days	Yes	No

Monthly financial statements and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days	Yes	No

10K and 10Q	Within 5 days of filing	Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year	Yes	No

Monthly Cash Burn (after Closing Date)1:
___________

Unrestricted deposits with Bank $____________

Covenant		Yes	No

Approval Event must occur by January 31, 2022

At all times after the Closing Date unrestricted cash and cash equivalents held at accounts at the Bank must be greater than or equal to three time the Monthly Cash Burn		Yes	No

At all times on and after the Funding Date of Term C Loan, Parent must achieve 75% of the trailing 6-month consolidated revenue		Yes	No

Deposit balances with Bank	$ ___________________

1 Please attach separate sheet showing the calculation

Deposit balance outside Bank	$ ___________________
Comments Regarding Exceptions: See Attached.
BANK USE ONLY
Received by:
Sincerely,		AUTHORIZED SIGNER

Date:
Verified:
SIGNATURE		AUTHORIZED SIGNER
Date:
TITLE	Compliance Status	Yes	No

DATE

Exhibit B

EXHIBIT D

SECURED PROMISSORY NOTE

(Term [A][B][C] Loan)

$[_____]	Dated: [_____]

FOR VALUE RECEIVED, the undersigned, FENNEC PHARMACEUTICALS, INC., a Delaware corporation with offices located at 68 TW Alexander Drive, Research Triangle Park, NC 27709 (“Borrower”) HEREBY PROMISES TO PAY to the order of WESTERN ALLIANCE BANK (“Bank”) the principal amount of [___] DOLLARS ($ [____]) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C] Loan made to Borrower by the Bank, plus interest on the aggregate unpaid principal amount of such Term [A][B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated February 1, 2019 by and between Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C] Loan, are payable in lawful money of the United States of America to the Bank as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C] Loan by the Bank to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C] Loan, interest on the Term [A][B][C] Loan and all other amounts due to the Bank under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Bank in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by the Bank or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

FENNEC PHARMACEUTICALS, INC.

By	/s/ Robert Andrade

Name:	Robert Andrade

Title:	CFO

Term [A][B][C] Loan Note

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal		Scheduled
	Amount	Interest Rate	Payment Amount	Notation By